Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 10/31/2012

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:


Series 4

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  91

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  0
	    Class C	      $  0
	    Class Y	      $  531


73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.04

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
	    Class Y	      $ 0.07


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         2390

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B               121
	    Class C               616
	    Class Y		 6658


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 12.90

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 12.47
	    Class C           $ 12.54
	    Class Y	      $ 12.89



Series 5


72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  51

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  0
	    Class C	      $  0
            Class Y	      $  643



73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.14

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.00
    	    Class C	      $ 0.00
            Class Y	      $ 0.12


74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	         408

	2. Number of shares outstanding of a second class of shares of open-end company (000's omitted).
	    Class B              14
	    Class C              29
            Class Y	       5692


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 8.30

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 8.07
	    Class C           $ 8.06
            Class Y	      $ 8.22